Exhibit 99.1

ClearOne, Inc. Reports Second Quarter 2023 Financial Results

- Total Revenue Increased 31% Quarter-Over-Quarter, Supported by Continued Sequential and Year-Over-Year OpEx Reductions -

- Progress with Backlog Shipments and New Product Launches Improve Foundation for Growth in the Second Half of 2023 -

SALT LAKE CITY, UTAH – August 9, 2023 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three-month period ended June 30, 2023.

“Our performance in the second quarter reflects our continued focus on evolving our innovative communication solutions, supported by our work to maintain an optimized cost structure,” said Derek Graham, CEO of ClearOne. “We delivered strong sequential growth in our revenue and gross profit margin, driven by increased shipments of orders from the backlog due to improved manufacturing output relative to the first quarter of this year. Though we remain underway with the transition of our outsourced manufacturing from China to Singapore—which continued to compress our revenue performance year-over-year—we made progress with shipping backlog orders for our core audio conferencing products. We continue to see strong demand and minimal cancellations within our backlog, and we believe we are on track to resolve our contract manufacturing interruptions during the third quarter.

“We also continued to streamline our cost and capital structure. During the second quarter, we reduced operating expenses both sequentially and year-over-year, and we completed the distribution of our special one-time cash dividend. Supported by our sequential improvements, right-sized operational framework, and $22.1 million in cash and investments at the end of the second quarter, we believe we remain on track to drive improved top-line performance in the second half of this year.”

Operational Highlights

  Launched the BMA 360D beamforming microphone array ceiling tile that offers unrivaled audio performance and native compatibility with any Dante®-enabled digital signal processor (DSP) mixer.
  Debuted the DIALOG® UVHF wireless microphone system, which provides businesses and institutions with professional-quality audio conferencing, video collaboration and sound reinforcement for rooms of all sizes.
  Exhibited a comprehensive portfolio of conferencing, collaboration and communication solutions at InfoComm 2023. Products on display included the recently launched CHAT® 150 BT Speakerphone, the Ceiling Microphone Array, CONVERGE® Huddle, LS5WT Wall and LS6CT Ceiling Speakers, Versa Mediabar™ Video Soundbar, COLLABORATE® Versa™ 60, and the UNITE® 60, 180 and 20 Pro cameras.
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Graham continued: “We maintained our cadence of new product launches during the second quarter. Through unveiling our DIALOG® UVHF wireless microphone system and BMA 360D beamforming microphone array ceiling tile, we have expanded our selection of high-quality, innovative audio solutions for rooms and enterprises of all sizes. These solutions helped drive the strong reception our products received at the Orlando InfoComm show in June. We were proud to return to this significant industry trade show, and we look forward to further enhancing our products’ visibility in the market.

“As we move into the second half of the year, we will continue working to both increase our share and expand our addressable segments of the professional AV market. During the third quarter, we expect to begin shipping a Bluetooth group USB speakerphone and a Dante®-enabled beamforming microphone solution that can interoperate with most DSPs, and we expect these shipments to serve as near-term revenue growth drivers. We aim to continue delivering on our strategic initiatives as we expand our library of innovative collaboration products.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q2 2023 revenue was $5.5 million, compared to $7.4 million in Q2 2022 and $4.2 million in Q1 2023. The 31% sequential increase was driven by increased shipments of orders from the backlog due to improved manufacturing output. The year-over-year decrease was mainly due to sustained inventory sourcing and order fulfillment challenges for the Company’s core audio conferencing and beamforming microphone arrays as a result of ongoing delays in the transition of outsourced manufacturing from China to Singapore.

●	GAAP gross profit in Q2 2023 was $1.8 million, compared to $2.8 million in Q2 2022 and $1.3 million in Q1 2023. GAAP gross profit margin was 34% in Q2 2023, compared to 31% Q1 2023 and 38% in Q2 2022. Gross profit margin improved by approximately 300 basis points sequentially due to the aforementioned quarter-over-quarter revenue growth. Gross profit margin decreased year-over-year due to increased administration and overhead costs as a percentage of revenue, as well as increased inventory obsolescence costs.

●	Operating expenses in Q2 2023 improved to $3.2 million, compared to $4.5 million in Q2 2022 and $3.5 million in Q1 2023. Non-GAAP operating expenses in Q2 2023 improved to $3.1 million compared to $3.4 million in Q1 2023 and $4.0 million in Q2 2022. The sequential and year-over-year decrease in non-GAAP operating expenses was mainly due to the continued benefits of the cost-cutting measures initiated in 2022.

●	GAAP net loss in Q2 2023 was $(1.0) million, or $(0.04) per share, compared to a net loss of $(0.3) million, or $(0.01) per share, in Q2 2022 and a net loss of $(0.8) million, or $(0.03) per share, in Q1 2023. The sequential increase in net loss was primarily due to the recognition of a $1.35 million gain from a legal settlement in Q1 2023. The year-over-year increase in net loss was primarily due to the aforementioned year-over-year decrease in revenue and gross profit, along with the recognition of $1.5 million in gain from the forgiveness of CARES Act Paycheck Protection Program Loan in the year-ago quarter, partially offset by a decrease in operating expenses and increase in interest income.

●	Non-GAAP net loss in Q2 2023 improved to $(0.9) million, or $(0.04) per share, compared to a Non-GAAP net loss of $(1.1) million, or $(0.04) per share, in Q2 2022 and a Non-GAAP net loss of $(2.0) million, or $(0.09) per share, in Q1 2023. The sequential and year-over-year improvements were driven by the aforementioned operating expense reductions.

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($ in 000, except per share)	Three months ended June 30,			Six months ended June 30,
	2023	2022	Change in % Favorable/ (Adverse)	2023	2022	Change in % Favorable/ (Adverse)
GAAP
Revenue	$5,483	$7,375	(26)	$9,661	$14,920	(35)
Gross profit	1,848	2,807	(34)	3,163	5,623	(44)
Operating expenses	3,203	4,456	28	6,707	9,125	26
Operating loss	(1,355)	(1,649)	18	(3,544)	(3,502)	(1)
Net loss	(1,019)	(257)	(296)	(1,851)	(2,224)	17
Diluted loss per share	(0.04)	(0.01)	(300)	(0.08)	(0.09)	11
Non-GAAP
Non-GAAP operating expenses	$3,051	$3,746	19	$6,416	$7,712	(17)
Non-GAAP operating loss	(1,202)	(937)	(28)	(3,250)	(2,085)	(56)
Non-GAAP net loss	(865)	(1,073)	19	(2,907)	(2,335)	(24)
Non-GAAP Adjusted EBITDA	(710)	(892)	20	(2,389)	(1,961)	(22)
Non-GAAP diluted loss per share	(0.04)	(0.04)	-	(0.12)	(0.10)	(20)

Balance Sheet Highlights

As of June 30, 2023, cash, cash equivalents and investments were $22.1 million, as compared with $1.0 million as of December 31, 2022. As of June 30, 2023, the Company carried an aggregate debt of $1.4 million on account of senior convertible notes issued in December 2019.

On May 31, 2023, the Company completed the distribution of a special one-time cash dividend of $1.00 per share of its common stock or eligible warrants, as declared on May 8, 2023. The dividend distribution generated cash outflows of approximately $29.0 million.

Nasdaq Minimum Bid Price Requirement

On August 1, 2023, ClearOne received a letter from the Listing Qualifications Department of the Nasdaq Stock Market informing the Company that because the closing bid price for its common stock was below $1.00 for 30 consecutive trading days, the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from August 1, 2023, or until January 29, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before January 29, 2024, the closing bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days (which number days may be extended by Nasdaq), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved.

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ClearOne intends to continue actively monitoring the closing bid price for its common stock between now and January 29, 2024, and the Company will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. Further details can be found in ClearOne’s related Form 8-K filed on August 3, 2023 and in the Company’s Form 10-Q for the three and six months ended June 30, 2023.

About ClearOne

ClearOne is a global company that designs, develops, and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2022 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K, and the Public Filings.

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CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$15,086	$984
Current marketable securities	6,408	—
Legal settlement receivable	—	55,000
Receivables, net of allowance of $326	4,232	3,603
Inventories, net	7,547	8,961
Income tax receivable	6,381	1,071
Prepaid expenses and other assets	4,273	7,808
Total current assets	43,927	77,427
Long-term marketable securities	586	—
Long-term inventories, net	3,361	2,707
Property and equipment, net	614	383
Operating lease - right of use assets, net	1,171	1,047
Intangibles, net	1,903	2,071
Other assets	114	115
Total assets	$51,676	$83,750
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,435	$1,284
Accrued liabilities	2,587	3,041
Deferred product revenue	52	63
Short-term debt	1,380	3,732
Total current liabilities	6,454	8,120
Operating lease liability, net of current	848	492
Other long-term liabilities	1,008	1,008
Total liabilities	8,310	9,620

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,958,979 and 23,955,767 shares issued and outstanding, respectively	24	24
Additional paid-in capital	45,979	74,910
Accumulated other comprehensive loss	(270)	(288)
Accumulated deficit	(2,367)	(516)
Total shareholders' equity	43,366	74,130
Total liabilities and shareholders' equity	$51,676	$83,750

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$5,483	$7,375	$9,661	$14,920
Cost of goods sold	3,635	4,568	6,498	9,297
Gross profit	1,848	2,807	3,163	5,623

Operating expenses:
Sales and marketing	1,323	1,562	2,515	3,122
Research and product development	873	1,177	1,916	2,530
General and administrative	1,007	1,717	2,276	3,473
Total operating expenses	3,203	4,456	6,707	9,125

Operating loss	(1,355)	(1,649)	(3,544)	(3,502)

Interest expense	(91)	(94)	(383)	(195)
Other income, net	437	1,505	2,103	1,508

Loss before income taxes	(1,009)	(238)	(1,824)	(2,189)

Provision for income taxes	10	19	27	35

Net loss	$(1,019)	$(257)	$(1,851)	$(2,224)

Basic weighted average shares outstanding	23,955,802	23,948,631	23,955,785	23,923,110
Diluted weighted average shares outstanding	23,955,802	23,948,631	23,955,785	23,923,110

Basic loss per share	$(0.04)	$(0.01)	$(0.08)	$(0.09)
Diluted loss per share	$(0.04)	$(0.01)	$(0.08)	$(0.09)

Comprehensive loss:
Net loss	$(1,019)	$(257)	$(1,851)	$(2,224)
Unrealized loss on available-for-sale securities, net of tax	14	26	14	(2)
Change in foreign currency translation adjustment	(1)	(12)	4	(23)
Comprehensive loss	$(1,006)	$(243)	$(1,833)	$(2,249)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
GAAP operating loss	$(1,355)	$(1,649)	$(3,544)	$(3,502)
Stock-based compensation	25	30	47	65
Amortization of intangibles	129	682	247	1,352
Non-GAAP operating loss	$(1,201)	$(937)	$(3,250)	$(2,085)

GAAP net loss	$(1,019)	$(257)	$(1,851)	$(2,224)
Stock-based compensation	25	30	47	65
Amortization of intangibles	129	682	247	1,352
Other income adjustment	—	—	(1,350)	—
CARES Act PPP loan forgiveness	—	(1,528)	—	(1,528)
Non-GAAP net loss	$(865)	$(1,073)	$(2,907)	$(2,335)

GAAP net loss	$(1,019)	$(257)	$(1,851)	$(2,224)
Number of shares used in computing GAAP diluted loss per share	23,955,802	23,948,631	23,955,785	23,923,110
GAAP diluted loss per share	$(0.04)	$(0.01)	$(0.08)	$(0.09)
Non-GAAP net loss	$(865)	$(1,073)	$(2,907)	$(2,335)
Number of shares used in computing Non-GAAP diluted loss per share	23,955,802	23,948,631	23,955,785	23,923,110
Non-GAAP diluted loss per share	$(0.04)	$(0.04)	$(0.12)	$(0.10)

GAAP net loss	$(1,019)	$(257)	$(1,851)	$(2,224)
Stock-based compensation	25	30	47	65
Interest expense	91	94	383	195
Depreciation	54	68	108	144
Amortization of intangibles	129	682	247	1,352
Other income adjustment	—	—	(1,350)	—
CARES Act PPP loan forgiveness	—	(1,528)	—	(1,528)
Provision for (benefit from) income taxes	10	19	27	35
Non-GAAP Adjusted EBITDA	$(710)	$(892)	$(2,389)	$(1,961)

Contact:

Narsi Narayanan

385-426-0565

investor_relations@clearone.com

http://investors.clearone.com

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